The global leader in midsize wide-body leasing and operating solutions Joe Hete President & CEO Quint Turner Chief Financial Officer Stifel, Nicolaus & Co. Transportation & Logistics Conference February 14, 2017

Safe Harbor Statement Except for historical information contained herein, the matters discussed in this presentation contain forward-looking statements that involve risks and uncertainties. There are a number of important factors that could cause Air Transport Services Group's ("ATSG's") actual results to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, our operating airlines' ability to maintain on-time service and control costs; ABX Air's ability to provide flight crews to meet its customers' requirements; the number and timing of deployments and redeployments of our aircraft to customers; the cost and timing with respect to which we are able to purchase and modify aircraft to a cargo configuration; the successful implementation and operation of the new air network for Amazon; changes in market demand for our assets and services, and other factors that are contained from time to time in ATSG's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers should carefully review this presentation and should not place undue reliance on ATSG's forward-looking statements. These forward-looking statements were based on information, plans and estimates as of the date of this presentation. ATSG undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes. 2

World’s Only Comprehensive Turn-key Solution Provider For customers seeking midsize freighter services, ATSG offers all elements of the solution set, ranging from an entry-point ACMI lease to a dedicated dry-leased fleet with flight crews, maintenance and logistical support from five strong operating companies. Dry Leasing of 767-300s, 767-200s, 757-200s Engine Leasing Conversion Management Engine PBH Services Certification Support Leasing ACMI-CMI Support Services ACMI CMI Wet Leasing Ad-Hoc Charter Heavy & Line Maintenance Component Services Engineering Services Boeing & Airbus Experience P-to-F Conversions 3 Sort Operations GSE Leasing, Service MHE Service

2016 Accomplishments Freighter fleet expands as five Boeing 767-300s entered service in 2016, with more due in 2017 based on current commitments. 80% of 767s in service at year-end are leased for terms averaging 4+ years. Agreements with Amazon completed in March call for long-term placements of 20 leased and operated 767 freighters, plus warrants for Amazon to acquire up to 19.9% of ATSG shares. Diversified, growing revenue streams Revenues up 19% excluding reimbursements thru nine months of 2016. DHL represented 35% of revenues; Amazon 24%, U.S. Military 13%. Record projected Adjusted EBITDA for 2016 of $211 million, up 7%. Logistics business grows through expanded ground support roles for major customers. PEMCO acquired at year-end, expanding AMES’s MRO capabilities and capacity, and adding conversion and MRO facilities in China, S. America and U.S. serving Boeing and Airbus airframes. Improved shareholder value as stock price increased 58% in 2016, exceeding peers and major market indices, backed by $63 million in share repurchases. Credit facility amendment added $100M in capacity and more buyback flexibility. 4

10 47 7 10 41 7 17 30 220 24 1 Externally Leased 767 Fleet on Track to Double in 3 Years 5 YE 2014 YE 2015 CAM-Owned 767Fs YE 2016 Focus on regional air networks driving demand for more of our midsize 767 freighters, longer-term dry leases, and more CMI, maintenance and logistics support. (13 with CMI) (15 with CMI) (28 with CMI) Dry leased ACMI/Charter Staging/Unassigned Undergoing cargo modification 767 Dry Leases During 2016 Q1: DHL 1 – 767-300 Raya 1 – 767-200 Q2: Amazon 8 – 767-200 Amerijet 1 – 767-300 Q3: Amazon 3 – 767-200 Q4: Amazon 1 – 767-200 Amazon 2 – 767-300 DHL 1 – 767-300 July 2017E (32 with CMI) 1

Target Growing Network Demand E-commerce, distributed manufacturing trends creating demand for new express networks Abundant ACMI and Dry Lease Opportunities MIDDLE EAST • Strong double-digit growth in 2015 • Aging network fleets due for replacement • CAM completes two 767 dry leases to DHL-Mideast ASIA • Rapid e-commerce, distributed manufacturing growth • Air express markets growing at similar pace • Air networks operating narrow-body freighters will require upgrades as payloads increase AMERICAS • Consistent DHL network growth • Amazon’s rapid e-commerce growth • Miami airport hub supports Latin America trade lanes • 767 range/payload an ideal fit for north-south routes EUROPE • Investment in Sweden’s West Atlantic AB yields additional 767 dry leases • Opportunities with other carriers 6

767-300 Investments & Deployments 7 CAM-Owned 767-300Fs 2015 2016 7 / 2017E In Service at Start 8 11 16 Complete Modification & Deploy 3 5 5 Deploying To DHL, CargoJet Amazon, DHL, Amerijet Amazon In Service at End 11 16 21 In/Awaiting Modification 2 7 7 Customer demand for additional 767-300 freighters in 2017 beyond the eight we will lease to and operate for Amazon

• Five-year operating agreement signed March 8, 2016, effective April 1 • Seven-year lease terms for 767-300s; five-year terms for 767-200s • Aircraft are CAM-leased, ABX Air/ ATI operated, AMES maintained, LGSTX supported • Network based in centrally located Wilmington Air Park, hub operated by LGSTX Trial network launched in September 2015 with support from five ATSG businesses leads to contracts for 20 CAM-leased 767 freighters, crews and support services ATSG to lease, operate & support 20 767s by mid-2017 February 2017 July 2017 767-300 767-200 Amazon Support LEASING CMI SERVICES HUB & GATEWAY MAINTENANCE 8

9 Amazon to receive ATSG warrants for purchase of up to 19.9% of ATSG common shares at $9.73 per share through March 2021 Warrant A Warrant B-1 7.7M shares issued, vested 1.6M shares to be issued and vest March 2018 Warrant B-2 ~0.5M shares (adjusts to 19.9%) now expected to be issued and vest September 2020 based on subsequent share buybacks 5.1M shares Pro-rata vesting as eight 767Fs are leased through mid-2017 • Investment Agreement for warrants signed March 8, 2016 • ATSG shareholders overwhelmingly approved increase in authorized shares and other enabling measure at annual meeting on May 12, 2016 • Amazon may appoint a Board observer, and, alternatively, upon acquiring 10% of ATSG shares, nominate one candidate for election to ATSG’s Board • Approximately 9.0 million ATSG warrants issued and vested through 12/31/2016 • Share repurchases will reduce final number of warrants required to true-up Amazon holdings to 19.9% in 2020 Amazon Pact Sealed With Investment Agreement

Dry leasing and airline fleet utilization, along with support services backing, driving revenue and cash flow growth in 2016 and beyond 10 • 9 Mo. revenue gain driven by more 767 dry leases, Amazon support, maintenance and logistics gains • Adjusted Pre-tax Earnings excludes non-cash pension expense, affiliate’s debt issuance charge, lease incentive, financial Instrument gain o Includes $6.5 million in extra expense in 3Q, stemming from premium pilot pay and other costs • Adjusted EPS for 2016 excludes $0.05 for lease incentive amortization and warrant revaluation, net of tax • 4Q ABX pilot work stoppage projected to have $7M negative impact on 4Q and YE revenues, Adj. Pre-tax and Adj. EBITDA. ~$0.07 impact on Adj. EPS. $438 $547 $41 $48 $0.40 $0.39 $141 $155 2016 Nine Months Results & 2016 Outlook Revenues Adj. Pre-Tax Earnings* (Cont. Oper.) Adj. EPS* (Cont. Oper.) Adj. EBITDA* (Cont. Oper.) 2015 2016 2015 2016 2015 2016 2015 2016 * Non-GAAP metrics. See table at end of this presentation for reconciliation to nearest GAAP results for Adjusted Pretax Earnings and Adjusted EBITDA. See the following slide for Adjusted EPS reconciliation. $M $M $M $197 $211 FY2016 Adj. EBITDA Guidance (Cont. Oper.) 2015 2016E $M E

EPS Adjustments Reflect Warrant Valuation 11 Going forward, ATSG’s GAAP earnings will reflect: • Incremental non-cash gain or loss in financial instruments each quarter, net of tax, based on effect of mark-to-market changes in ATSG stock price on value of warrant liability. • non-cash lease revenue reduction associated with the amortization of value for warrants These changes will be excluded on a quarterly basis from Adjusted Pretax Earnings, Adjusted EPS, and Adjusted EBITDA from continuing operations

2.2x 2.4x 1.9x 1.6x 2.1x 2012 2013 2014 2015 9/30/2016 Debt Obligations / Adjusted EBITDA* 44 49 53 55 58 Strong Capital Base to Support Fleet Growth • Adjusted EBITDA is a non-GAAP metric. Debt Obligations, fleet totals are as of end of period. See table at end of this presentation for reconciliation to nearest GAAP results. 12 Strong Adjusted EBITDA generation in 2016 backing expanded capacity under May 2016 credit facility amendments to maintain conservative balance sheet 757 & 767 Owned Freighters

Share Repurchases since May 2015 13 $- $20 $40 $60 $80 $100 $120 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 Authorized Repurchases Continuing at moderate pace following $50M Red Mountain repurchase in 3Q 2016

Highlights and Outlook Strong growth trajectory Double-digit revenue growth from business with new express networks, global network integrators and regional operators attracted to midsize freighter assets, and unique model that offers short-term ACMI flexibility and long-term dry-leasing cost advantages backed by support services. Attractive assets World’s largest fleet of 100% owned midsize converted Boeing freighters available on a dedicated basis, with wide range of freighter network applications. Converted freighters offer decades of reliable service with lower investment, backed by best-in-class maintenance and conversion capabilities. Lease-driven sustained cash flow Business model emphasizes long-term returns from dry- leasing freighter assets to leading network operators, enhanced by unique combinations of airline, maintenance, logistics and network management services. Not a federal cash taxpayer until 2019 or later. Strong balance sheet Debt leverage over last two years less than 2X Adjusted EBITDA, not expected to exceed 2.5X in 2016; credit facility amended in May to provide access to more credit at attractive rates to achieve growth objectives, return capital to shareholders. Appetite for strategic growth through targeted, complementary acquisitions such as PEMCO to extend footprint, add capabilities and add support capacity for current and prospective customers worldwide. Delivering shareholder value Fleet investments and share repurchases will continue to generate attractive returns, generating even greater ATSG value. Adjusted EBITDA for 2016 projected at $211M, up 7% 14 ATSG – a solid growth story with value appeal

# Non-GAAP Reconciliation Statement

| Reconciliation Stmt. ($ in 000s except Ratios) | 2012 | 2013 | 2014 | 2015 | TTM 9/2016* | 9 Mo 2015 | 9 Mo 2016 |
|---|---|---|---|---|---|---|---|
| **GAAP Pre-Tax Earnings (Loss) from Cont. Oper.** | **$ 66,320** | **$ (359)** | **$ 51,776** | **$ 62,563** | **$ 54,534** | **$ 42,063** | **$ 34,034** |
| Impairment Charges | - | 52,585 | - | - | - | - | - |
| Pension Settlement | - | - | 6,700 | - | - | - | - |
| Non-service components retiree benefit costs | | | | | 6,349 | (780) | 6,609 |
| Debt issuance charge, non-consolidating affiliate | - | - | - | - | 1,229 | - | 1,229 |
| Lease Incentive Amortization | - | - | - | - | 2,366 | - | 2,366 |
| Financial Instruments Loss (Gain) | (1,879) | (631) | (1,096) | (920) | 2,870 | (347) | 3,443 |
| Adjusted Pre-tax Earnings from Cont. Operations | 64,441 | 51,595 | 57,380 | 61,643 | 67,348 | 40,936 | 47,681 |
| Interest Income | (136) | (74) | (92) | (85) | (119) | (64) | (98) |
| Interest Expense | 14,383 | 14,249 | 13,937 | 11,232 | 10,873 | 8,588 | 8,229 |
| Depreciation and amortization | 84,477 | 91,749 | 108,254 | 125,443 | 133,901 | 91,147 | 99,605 |
| **Adjusted EBITDA from Cont. Oper.** | **$ 163,165** | **$ 157,519** | **$ 179,479** | **$ 198,233** | **$ 212,003** | **$ 140,607** | **$ 155,417** |
| Debt Obligations - end of period | $ 364,481 | $ 384,515 | $ 344,094 | $ 317,658 | $ 449,133 | | |
| **Debt Obligations/Adjusted EBITDA Ratio*** | **2.23** | **2.44** | **1.92** | **1.60** | **2.12** | | |

Adjusted EBITDA from Continuing Operations, Debt Obligations/Adjusted EBITDA Ratio, and Adjusted Pre-Tax Earnings from Continuing Operations are non-GAAP financial measures and should not be considered alternatives to net income or any other performance measure derived in accordance with GAAP.

Adjusted EBITDA from Continuing Operations is defined as Earnings from Continuing Operations Before Income Taxes plus net interest expense, depreciation and amortization expense, pension settlement costs, debt issuance charges from non-consolidating affiliates, and lease incentive amortization. It excludes the net effect of financial instrument gains and losses, and beginning in 2016, excludes the net effect of non-service components of retiree benefit costs.

Debt Obligations/Adjusted EBITDA Ratio is defined as Debt Obligations (Long-term Debt Obligations plus Current Portion of Debt Obligations at end of period) divided by Adjusted EBITDA from Continuing Operations.

Adjusted Pre-Tax Earnings from Continuing Operations is defined as Earnings from Continuing Operations Before Income Taxes plus pension settlement costs, debt issuance charges from non-consolidating affiliates, and lease incentive amortization. It excludes the net effect of financial instrument gains and losses, and beginning in 2016, excludes the net effect of non-service components of retiree benefit costs.

Management uses Adjusted EBITDA from Continuing Operations, Debt Obligations/Adjusted EBITDA Ratio, and Adjusted Pre-Tax Earnings from Continuing Operations to assess the performance of its operating results among periods. These measures should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, or as an alternative measure of liquidity.

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